UT-BATTELLE
OAK RIDGE NATIONAL LABORATORY

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 1 of 15

Subcontract

Section A - Agreement Form

1. Subcontract Number: 4000158320	2. Solicitation Number: 6400015008	3. Type of Subcontract: Firm Fixed Price Subcontract

4a. Subcontract Administrator: Lisa Cobb

4b. Email Address: COBBLL@ORNL,GOV	4c. Telephone: 865-576-5470	4d. Fax: 865-241-5557

5. Issued By:
UT-Battelle, LLC
c/o Oak Ridge National Laboratory
P.O. BOX 2008, BLDG. 5300
OAK RIDGE, TN 37831-6050

6. Submit Invoices To:
UT-Battelle, LLC - Accounts Payable
Email pdf file to ornlap@ornl.gov or
Fax to 865-241-1060

7. Name and Address of Seller
Seller Number: 219986
Attn: CHARLES KERNER
AMERICAN CENTRIFUGE OPERATING LLC
6901 ROCKLEDGE DR STE 800
BETHESDA MD 20817-1867

8. Ship To:
UT Battelle, LLC for the Dept. of Energy
c/o Oak Ridge National Laboratory
1 Bethel Valley Road, Bldg 7120
Oak Ridge TN 37830

Show subcontract number on all packages, B/L, and, if required, invoices.

9. TABLE OF CONTENTS

(X)	Sec.	Description	(X)	Sec.	Description
X	A	Agreement Form	X	F	Performance Period and Payment Information
X	B	Supplies or Services and Prices/Costs	X	G	General Provisions
X	C	Specifications/Statement of Work	X	H	Special Provisions
	D	Delivery, Shipping, Packaging	X	I	List of Attachments
	E	Inspection and Acceptance			

10. Brief Description of Supplies or Services: Centrifuge Reliability Research

11. Total Amount of Subcontract: $ 16,000,000.00

12. Seller's Agreement.
Seller agrees to furnish and deliver the items or perform services to the extent stated in this document for the consideration stated in this subcontract. The rights and obligations of the parties to this subcontract are subject to and governed by this document and any documents attached or incorporated by reference.

13. Award.
UT-Battelle, LLC (Company) agrees to award this Subcontract to Seller. The rights and obligations of the parties to this Subcontract are subject to and governed by this document and any documents attached or incorporated by reference.

(X) Seller is required to sign and return a copy of this document. *(Checked if applicable)*	UT-Battelle, LLC
A. Signature of person authorized to sign for Seller: [signature]	A. Signature of person authorized to sign: [signature]
B. Name of signer: Charles Kerner	B. Name of signer: J Scott Branham
C. Title of signer: Director, Procurement & Contracts	C. Title of signer: Chief Financial Officer
D. Date: 10/26/17	D. Date: 10/27/17

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 2 of 15

Subcontract
4000158320

Section B - Supplies or Services and Prices/Costs

B.1. Line Item Description. The Seller shall provide all necessary materials, labor, equipment, and facilities (except as specified herein to be furnished by the Company) necessary for the satisfactory and timely performance of the following subcontract line items.

Item	Material/Description	Quantity	Unit	Deliver by	Unit Price	Extended Price*
1	Centrifuge Reliability Research A description has been provided to the subcontract administrator.	1.00	JOB	09/30/2018	$ 3,500,000.00	$ 3,500,000.00

B.1 Description
The Seller shall provide all necessary materials, labor, equipment, and facilities (except as specified herein to be furnished by the Company) necessary for the satisfactory and timely performance of the work described in Section C.

B.2 Total Price
The total fixed price of this Agreement is **$16,000,000.**

B.3 Incremental Funding
This Agreement is incrementally funded. The clause, Limitation of Company's Obligation, is incorporated in Section H.

UT-Battolle, LLC Actlng under contract DE-4C05-00OR22725 Pago 3 ol 15 Subcontract 4000158320 - Wlth the U,S. Department of EnergytÀr RDg N¡trtglln l,¡¡otãottt Internoti htþJ/www.ornl, gov/adm/conÍacts/index.ghtmI Section C - Specifications/Statement of Work gtatement of lùork for FY18 Taskg 16 October 20L7 Tasl< 1: Rotor Drvinq Upon compì-etiôn of t,he work descrlbed herein, provide a written technical report whlch dôcuments tbe drying results and t.he technical specifications used for drying activities as outlined below. The rotor that will be utilized in Tasks 3-5 must dried to such an extent as to completely prepare the rotor for gas testing, using the steps and specifications established in Centrus test plan TPÐ-O1027. This task must be completed no later than December 1-3, 201-7. lask 2: Rotor Pre-Cleaning Upon completion of lhe work described herein, provide a written technicaL report which documents the pre-cleanj.ng testing results and the technical specifications used for pre-cleaning activlties as outlined be1ow. This rotor pre-cleanlng w111 be to such an extent as to compJ-etely prepare the rotor for UF6 operations, using the steps and specificatlons established in Centrus test plan TPD-0102 I . The due date for completion of this task is February 28' 2018. Task 3¡ Dried and Pre-C1eaned Rotor Test, EjLIst, 30 davs Upon completion of the work described herein, provide a written technical report which documents the results and data from this first 30 cumul"ative days of the testing as outlined below. This task ls based on obtaining the results and data from the first 30 cumulative days of a 90 cumul-atlve day tests on UF6 gas of a rotor in a VerificaLlon Test Stand in K-1600 which has been cornpletely prepared (dried and pre-cleaned) for operation according to the specifications and reguirements identified in Tasks l- and 2, above. ln the event of equipment failure. both parties agree to a good faith negotiation of the SOW and associated mil-estone payments for these tasks. This task must be completed no later than April L5, 2018 Task 4 ¡ Dried and Pre-Cleane.Ç Rgtor. fest, second 30 days Upon cornpletion of the work described herein, provide a written technica] report which documents the results and data from this second 30 cumulative days of the testing as outllned below

^f-**q.H"T;FATTELLEû^r BÞcr3 lilßÍoa¡r. lÁtotirop UT-Battalle, LLC Actlng under contract DE-4C05.00OR22725 Wlth thê U.S. Depanment of Energy lnt€rnst: http://unrvur.ornl, gov/adm/contraclsrlndex,shtml Page 4 of l5 Subcontract 4000158320 This task is based on obtaining the results and data for the second 30 cumulative days {days 31" through 60) testing for the centrifuge in a Verification Test Stand in K-1600 as part of a 90 cumulative day test on UF6 gas of a rotor which has been completely prepared(dried and pre-cleaned) for operation according to the specifications and requirements idenLified in Tasks 1 and 2. In the event of equipment failure, both parties agree to a good faith negotiatíon of the SOW and associated milestone pal¡ments for these tasks. This task must be conrpleted no later than May 21, Task 5: Dried and Pre-Cl-eaned Rotor TesE, third 30 2078 days Upon completion of the work described herein, provide a written technical report which documents the results and data from this third 30 cumulative days of the testing as outLlned below. This task is based on obtaining the resuJ-ts and data for the third 30 cumulative days (days 6L through 90) testing fox the centrifuge in a Verifícation Test Stand in K-1600 as part of a 90 cumulative days test on UF6 gas of a rotor which has been completely prepared (dried and pre-cleaned) for operation according to t,he specifications and requirements identified in Tasks 1 and 2, above. In the event of equipment failure, both parties agree to a good faith negotiation of the SO9f and associated mil-estone pal¡ments for these tasks. This task shall be ccmpleted no later than June 30, 2018, Task 6:. 4C100 Docu¡nentation includinq all technical data SeLLer shall provide to Lhe Company complete copies of aII drawings, technical daLa and epecifications, and reports generated for the 4C100 design. All documents must be provided in the original elecLronic format in which they were generated unless the original electronic format is not, available. If not available, the best avail"able versj.on (pdf,etc.) is acceptable. "Drawings" including all sketches, diagrams, design drawlngs, assembly drawings, fabrication drawj.ngs¡ process and instrumentation diagrams, material" specifications, technical reports, evaluation and testing reports, any other engineering records and aL1 other document relaLed to the 4C100 design. Further, all documents must be marked in accordance with the marking requirements in this Agreement. The Conpany reserves the rlght to ieJect any document with non-compliant marl(lngs or remove such marklngs. This task shal-l be completed no late¡ than August 31, 2018 ?ask 7: Initial ApplicaLion for Nuc]-ear Licensing of TMC, Seller shall develop and submit a radioactive material license application, including all required supporting documents, to the State of Tennessee Division of Radiological Health to allow for ACL00 gas test,ing capabilities in the Centrus facility known as the Technology

UT-BATTELLE
Oak Ridge National Laboratory
UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 5 of 15

Subcontract
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Manufacturing Center (TMC). The required license application documents will include all documents determined by the State of Tennessee to be necessary for a complete application, such as the Radiological Safety Program, Description of Operations, facility layout drawings, and Emergency Plan. The Company anticipates that such license application shall be for a Special Radioactive Material License (State of Tennessee form RHS 8-5). However, Seller shall be responsible for identifying the appropriate license and to the extent Seller believes a different license is required, Seller shall notify Company prior to beginning any work thereon and shall not proceed on such work until directed by the Company.

Seller shall provide a copy of the license application and supporting documents, and a statement attesting to the expected or actual license fee.

This task shall be completed no later than September 21, 2018

Task 8: Equipment Movement

Upon completion of the work described herein, provide a written technical report which documents the successful movement of equipment as outlined below.

Plan and, upon Company's direction, execute the movement of key centrifuge gas testing equipment out of K-1600 and into another facility for storage, assuming that Centrus must vacate K-1600 by September 30, 2018. Within 30 days of execution of this subcontract, the Seller shall submit a proposed list of equipment to be moved to the Company, and within 30 days, the Company will approve the movement of specific items. The fundamental goal and first priority of movement of equipment under this task is the removal, decontamination, and relocation of equipment and support equipment (instrumentation, process piping and valving, etc.) which would comprise a single gas test stand. No removal, decontamination, or relocation of equipment other than that for this single gas test stand shall be undertaken until the movement of the single gas test stand equipment is complete. Uncontaminated equipment will be moved to Seller's Technology and Manufacturing Center (TMC). Contaminated equipment that cannot be decontaminated will be packaged for shipment and left stored in K-1600 unless the Company provides the Seller with an alternative site in the Oak Ridge area by June 30, 2018.

This task shall be completed no later than September 30, 2018. No work associated with equipment movement after September 30, 2018, is included in this subcontract.

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

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Subcontract
4000158320

Section F - Performance Period and Payment Information

F.1. Performance Period. The performance period of this subcontract shall begin on 10/26/2017 and end on 09/30/2018.

F.2. Payment Terms The payment terms are Net 30 Days - No discount.

F.3. Electronic Funds Transfer (EFT). Electronic Funds Transfer (EFT) expedites payments to subcontractors and is our preferred method of payment. A remittance notification (email or fax) is automatically generated to you at the time of payment. To sign up for EFT, revise your banking information, or contact us to verify your current payment information, visit http://www.ornl.gov/adm/contracts/eft.shtml.

F.4. Vendor Account Status System. For detailed payment information or inquiries concerning invoices and payments visit the UT-Battelle, LLC Accounts Payable Vendor Status System (VASS) at http://www.ornl.gov/adm/ap/ or email your questions to ornlap@ornl.gov.

Invoicing:
The Seller shall submit a proper invoice for payment in accordance with the negotiated terms to the address shown in the block titled "Send Invoices To" on the first page of this document. Each invoice shall reflect milestones or services complete and billable under the Agreement and the cumulative amount of all invoices to date. All payments will be made in U.S. Dollars.

Milestone Payment Schedule:
Milestone payments will be made based on the successful completion of the applicable deliverables shown below and more fully described in the SOW. The Company's sole determination of sufficient progress shall determine acceptance of the deliverables listed in the SOW and will constitute successful completion of the milestone.

Milestone	Amount	Due Date
Task 1: Rotor Drying	$3,227,735	12/13/2017
Task 2: Rotor Pre-Cleaning	$3,400,459	02/28/2018
Task 3: Dried and Pre-Cleaned Rotor Test (first 30 days)	$1,695,249	04/15/2018
Task 4: Dried and Pre-Cleaned Rotor Test (second 30 days)	$1,695,249	05/21/2018
Task 5: Dried and Pre-Cleaned Rotor Test (third 30 days)	$1,695,250	06/30/2018
Task 6:AC100 Documentation	$707,554	08/31/2018

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

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Subcontract
4000158320

Task 7: Initial Application for Nuclear Licensing of TMC	$785,262	09/21/2018
Task 8: Equipment Movement	$2,793,242	09/30/2018

UT-BATTELLE
OAK RIDGE NATIONAL LABORATORY
UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 8 of 15

Subcontract
4000158320

Section G - General Provisions

NOTE: Standard government forms (SF) mentioned herein are available at http://www.gsa.gov/forms. Other forms, clauses, articles, and documents are available at our web site, http://www.ornl.gov/adm/contracts/documents.shtml.

NOTICE:
This contractor and subcontractor shall abide by the requirements of 41 CFR 60-1.4(a) [41 CFR 60-1.4(b) for Construction], 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

To the extent applicable, the employee notice requirements set forth in 29 CFR Part 471, Appendix A to Subpart A, are hereby incorporated by reference into this agreement.

Any Representations and Certifications submitted by the Seller that resulted in this document are incorporated by reference.

All articles and documents incorporated by reference, including those made a part of General Provisions, apply as if they were set forth in their entirety.

General Terms and Conditions - Fixed Price (FP April 13, 2017)

DO NOT INCLUDE SALES OR USE TAXES
See Blanket Certificate of Resale at http://www.ornl.gov/adm/contracts/documents.shtml.

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 9 of 15

Subcontract
4000158320

Section H - Special Provisions

NOTE: Standard government forms (SF) mentioned herein are available at http://www.gsa.gov/forms. Other forms, clauses, articles, and documents are available at our web site, http://www.ornl.gov/adm/contracts/documents.shtml.

All articles and documents incorporated by reference, including those made a part of Special Provisions, apply as if they were set forth in their entirety.

Service Contract Act of 1965, as Amended (Jan 2006)
FAR 52.222.17 Nondisplacement of Qualified Workers (May 2014)
FAR 52.222-55 Minimum Wages Under Executive Order 13658(Dec 2014)

Wage Determination
Service Contract Act Wage Determination No. 2015-4643 (Rev. 6) dated July 25, 2017, and Wage Determination No. 1994-0520 (Rev. 29) dated December 30, 2016, is made a part of this subcontract.

Exhibit 4, Authorization and Consent (Dec 2005)
Exhibit 9, Technical Data (Jun 2011)

Exhibit 11, Limited Rights Notice (Sep 2010)

Exhibit 12, Restricted Rights Notice (Sep 2010)

Exhibit 1B, Patent Rights-Acquisition By The Government (Feb 2009)

Protection of Personally Identifiable Information (PII) (Oct 2010)

Milestone Payment Clause (May 2010)

Cost Accounting Standards--Clauses (Sep 2012), Parts I & V

Liability with Respect to Cost Accounting Standards

(a) Notwithstanding the provisions of the Cost Accounting Standards - Clauses, or any other provision of this Agreement, the Seller shall be liable to the Government for increased costs or interest resulting from failure of the Seller or a lower-tier subcontractor to comply with an applicable Cost Accounting Standard or to follow any cost accounting practice consistently.

Úf_g¿ffgUlË Actlns undor contract DE Ac05-00oR22725 - Wlth the U.S. Departmontot Enorgy0r¡r ßDoB ¡'ilmÊil¡t ¡t¡il¡tuf UT,Batle¡l€, LLc ¡ntornet: http:r/r¡rì,rì,rr.ornl. govradm/contractsrlndox.shtml Pago 10 of16 Subcontract 4000158320 Servj.ce Contract Â,ct of 1965, as Àmended (Jan 2006) FAR 52.222,17 Nondisplacement of Qualified l,üorkers (May 201-4) FÀR 52.222-55 Minimum !üages Under Executive Order 13658 (Dec 2014) Insurance - Form 2 lSep 2072)(Insurance Form 2 replaces Insurance Form 1) Fair Labor Standards ÀcL and Service Corrtract Âct- Price Adjustment (Multip1e Year and Option Contracts) (Sept 2009) fnf,or¡nation Technology Special Provision (Mar 2011) fnfor¡nation Ranking - High Controls Prior to commencement of work under this Àgreement, the Seller nust (1) submit a copy of its ÀuÈhority to Operate (.ATO) at the cl-assification level and category reguired for this Agreement and the I'fnfor¡nation System Certification Form for High Controls" and (2) obtain approval from ORNL Cyber Security through the Companyts Technical Project Officer. The form is available under the title Special Àrticles and Forms at http : / /www.ornl. gov,/adm,/contracts/documents. shlml . Technical Direction The clause, Technj.cal Direction (Jan 2006), is incorporated by reference and amended as folLows: 'rPerformance under this subcontract is subject to the technical dírection of the Company's Technical Project Officer (TPO)¡" TPO Name..........: lfi]-Iian (8i11) Strunk TFO Telephone *...: (865) 574-8t2L TPO Email Àddress. ¡ strunkwd@ornl.gov LíniÈation of Company's Obligation(a) Of the total- price of this Agreement,'S3r500,000 is currently allotted and avallable for payment, It is antícipated that from time to time additional funds wiII be aLlotted until the total price of the Agreement is aLlotted.(b) The SeLLer agírees to perform work on the ÀgreemenL up to, and is not obligated to continue performance beyond, the point at which, in event of termination of this Àgreement. pursuant to the clause entitled Termination for Convenience, the total amount payable by

"rÃ{+.rl.- ur-Battelle' LLC F-r#,+-,'srGfiì:lil,:iii;:iiil"i'f::;',ï-""' o^r' lDal Nirdti&Lllor ¡oFr lnternot: httpr/www.oml.gov/adm/contractsi lndex,shtml Pag€ 1l ofl6 Subcontract 4000158320 the Company (íncluding amounts payable for lower-tier subcontracts and seEtlement costs) r wouLd in the exercise of reasonable Judgment by the Seller approximate the total amount at the time alLotted to Agreement. Company is not obligated to pay or reimburse the Seller more than the amount altotted under the Agreement at the time of termination regardless of anything to the contrary in t.he ferm:ination for convenience clause and regardless of the availability of funds(c) (1) Funds currently alLotted are expected to cover the work to be performed until- L2/31,/20L7 .(2) If the Seller considers the funds allotted to be inadeguate to cover the work unLil. that date, or an agreed date substituted for it, lhe Seller must notify the Company in writing when, within the next thirty (30) days, the work will reach a point at which, if the Agreement is terminated for convenience, the total åmount payable by the Company(includlng amounts payable for lower-tier subcontracts and settl-ement costs), will approximate 85 percent of the amount then allotted.(3) The notlce shall state the expected date when Èhe point in (c) (2) will be reached and the estimated amount of additional funds required to continue performance to the date in (c) (1) or an agreed substiÈuted date.(4) Thirey (30) days before the date 1n (c) (L) or an agreed substituted date, the Seller must advise the Company in writing of the estimated additionaf funds required for performánce for a further period as may be specified in the Agreement or otherwise agreed tô by the parties.(5) If after the notification in (c) (4), additional funds are not allotted by the date in (c) (1) or by an agreed substituted date, the Company will, upon written request of the Seller, termj-nate this Àgreement on that date or the date set forth in the request, whichever is later, pursuant to the Termination for Convenience clause.(d) When additional funds are allotted for continued performance, the partíes sha11 agree on the perlod of performance covered by the funds. Paragraphs (b) and (c) above shaLl apply to the additional allotted funds and the substituted date pertaining to them, and the Âgreement shall be modified accordingly,(e) If the Seller incurs additional costs or is delayed in performance solel-y because the Company failed to alLot sufficient additional funds, and if addltional funds are allotted, an equitable adjustment shall be made in price (including target, bi11ing, and ceiling prices and hourly rates where app.ì.icable) or in the time for deLivery, ôr both.(f) Thê Company may at any time before terminatj-on (and, after notice of termination, with the consent of the Seller), allot additional funds for thls Agreement.(S) Nothing in this clause affects the rights of the Company to terminate this .Agreement in whole or in part under the Termination for Default and Termination for Convenience clauses(h) Funds are allocated for performance of specific tasks and may not be used for other purposes or for performance of other tasks under this Agreement. sE clroN H . EXCE pTrONS,/DE!E f rONS /ÀDD r rrONS,/ Cr,ARr Fr CÀTr ON S : General: Prior Government Àgreements - Nothing herein shall be construed as altering any agreements between Seller and the Government including but not limited to Agreement Between U.S.

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

Page 12 of 15

Subcontract
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Department of Energy and USEC Inc. dated June 17, 2002 as amended; Nonexclusive Patent License granted by U.S. Department of Energy to USEC Inc. dated December 7, 2006; Cooperative Agreement dated June 12, 2012 between DOE and USEC Inc. and American Centrifuge Demonstration, LLC ("ACD") Contract No.DE-NE-0000530; Contract dated June 12, 2012 between DOE and ACD Contract No. DE-NE-0000488; Lease Agreement Between the DOE and United States Enrichment Corporation for the Gas Centrifuge Enrichment Plant (GCEP Lease) dated as of December 7, 2006; CRADA No. 00-0579 between UT-Battelle, LLC, and USEC Inc., dated June 28, 2002, as amended; and Lease Agreement between DOE and USEC Inc. for Buildings K-1600 and K-101, dated December 20, 2002. The rights and obligations of Seller and the Government with respect to matters under those agreements shall be addressed exclusively by the provisions thereof. All parties recognize that Seller's ability to perform this subcontract is subject to access granted to certain equipment and facilities owned by the U.S. government under one or more of those agreements.

Exceptions to Terms and Conditions - Fixed-Price (April 13, 2017):

(1) Part 2 is not applicable.

(2) Part 3A shall not apply to Seller's activities under this Agreement to the extent Seller's access to classified information or special nuclear material in connection with such activities is subject to regulation by the NRC, or is subject to regulation by DOE under other agreements or authorizations.

(3) Section 1.18 Public Release of Information - It is agreed that nothing shall prevent Seller from making disclosures as required by law, including public disclosures as required by securities laws and Securities and Exchange Commission regulations.

(4) Section 1.6 Warranty, Section 1.19 Government Property, Section 1.15 Hazardous Material Identification and Material Safety Data Sheets, and Section 1.25 Electrical Equipment are deleted and replaced with the following:

"It is agreed that the scope of the work and deliverables under this subcontract are the provision of technical reports required under the Scope of Work. No property, materials, or equipment shall be considered a deliverable under this Subcontract".

(5) The following clause is added:

Confidentiality of Information - Seller
(a) To the extent that the work under this subcontract requires that the Company be given access to information which has been marked or identified as confidential or proprietary, sensitive, technical, or financial belonging to the Seller or other companies, (hereinafter referred to as "protected information"), the Company shall after receipt thereof, treat protected information as marked or identified from unauthorized use and disclosure. The Company agrees not to appropriate protected information to its own use or to disclose protected such information to third parties unless specifically authorized by the Seller in writing. The foregoing obligations, however, shall not apply to information which:
(1) at the time of receipt by the Company, is in the public domain;

@rG ffilli,iili :i:*ff-1"ff**'*C^r, lDOl l{Âlr(n¡& I¿r¡ol/lltp UT.Battollo, LLc Pago 13 ofls lnternst: http://wwuorn L gov/adm/conûactsrl nde)(shtml Subcontract4000158320 (2) after receipt thereof by the Company is published or otherwise becomes part of the public domain through no fauJ-t of the Company,.(3) the Company can demonstrate was in its possession at the time of receipt tbereof and was not acquired directly or indirectly from the Selleri(4) the Company can demonstrate was received by it from a third party that did not reguire the Company to hold it in confidence,. or(5) musL be disclosed under operation of law or regulation.(b) The Company agrees to al-low access only to those employees that need the protected information to perform services under this subcontract and agrees that the protected information will be used so1e1y for the purpose of performing services under this subcontract. The Company shall- ensure that its employees will not discuss, dirn:lge or dísclose any protected infor¡nation to any person or entity except those persona within the Cornpanyrs organization directly concerned with the performance of the subcontract. Notwithstanding the foregoing, Company may provide employees of DOE access to protected information in accordance with Company's prime contract with DOE for the managemenL and operation of the Oak Ridge National Laboratory. DOE employees are obligated by 18 USC 1905 tô protect protected information from unauthorized discLosure.(c) The Company shalJ- adminìst,er a monitoring process to ensure compliance with the provlsions of this clause, promptly report any breaches to the Seller's technical representative, and implement inmediate, appropriate corrective actions to contain and prevent recurrence(d) The Seller may terrninate thj,s subcontract for default íf Company or an enployee of the Company fails to comply with the provisions of this clause. The Seller may also exercise any other rights and remedies provided by law or this subcontract, including criminal and civil penalties. Government-Furni ahed Property {a) The followiing items shaLl be Government-furnished: -K-1600 Site, Oak Ridge, TNr -Shaker, vibration testing sysLem, Manufacburer¡ Unholtz-Dickey, Modelz TA25O206, Property *'127292L -Tennessee Manufact,uring Center (TMC), Centrifuge ltay, Oak Ridge, TN: ' -Property Number: 0061"499, Description: Server/CPU, Manufacturer: SILICON GRAPHICS/ ModeL; ALTrX X8320, SeriaI *: S6FTW1Fl.8715056 -Property Numbers: (Part of the computer/ above) 006L500, 006L502, 0061-503, 0061504, 0061506, 0061507, 0061508/ 006L509, 0615L0, 0061511,00615L2 0061513, X189943, and X189943-4, Descriþtionr Server,/CPU, Manufacturer: SILICON GRAPHICS, Modell ALTIX X8320, Serial #s ¡ s 6FT!V1 F1B7 1505 6 s 6FTr{1F18715067 se rrwtF1arl5oT0 s6F1W1F1B 71s07s s6FÎWlF18715064 s 6FT9V1F187150 69

r/'+,..F\--UT-EATTFLLE {lÂt [Do! 3iu¡Ht¡¡. l¡t¡ûtãs[ UT-Baüelle, LLC Acllng undêr cont¡äoil DE-4C06{0OR22725 Wlh the U.S. Depailrrient of Energ!, lnterneft htþ:,rnu,n .ornLgovradmrcontracts/lndot.ahtm| Pego t4 ofl! Subcontract 4000158320 s6FT!Û1F 1 8? L5072 s6FT¡Vl8 1 87 150 65 s6ET¡nr'18715059 s6FT!Í1r'18715095 s6FTWlE 18?1 5058 s6ETWl8 18715098 s 625!ÍXTP8815101 s625r9XsP8815114

UT-Battelle, LLC
Acting under contract DE-AC05-00OR22725
With the U.S. Department of Energy
Internet: http://www.ornl.gov/adm/contracts/index.shtml

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Section I - List of Attachments

-Wage Determination No. 2015-4643 (Rev. 6) dated July 25, 2017
-Wage Determination No. 1994-0520 (Rev. 29) dated December 30, 2016.